Exhibit 2.4
THIRD AMENDMENT TO
ASSET PURCHASE AGREEMENT

This THIRD AMENDMENT (“Amendment”) to the Asset Purchase Agreement (the “Purchase Agreement”) made and entered into effective as of October 21, 2014, and amended by a First Amendment dated as of November 26, 2014 and a Second Amendment dated as of December 5, 2014, by and among VERTEX ENERGY OPERATING, LLC, a Texas limited liability company (“Vertex”), VERTEX REFINING OH, LLC, an Ohio limited liability company and a wholly-owned subsidiary of Vertex (“Buyer”), VERTEX ENERGY, INC., a Nevada corporation and the owner of 100% of the outstanding equity interests in Vertex (“Parent”), WARREN OHIO HOLDINGS CO., LLC, f/k/a HEARTLAND GROUP HOLDINGS, LLC, a Delaware limited liability company (“Seller”), and WARREN DISTRIBUTION, INC., a Nebraska corporation (“Warren”), is entered into on and effective as of March 4, 2015 by each of the foregoing parties to the Purchase Agreement. Capitalized terms not otherwise defined in this Third Amendment will have the meanings given to them in the Purchase Agreement.

RECITALS

A.           The Purchase Agreement closed on December 5, 2014, pursuant to which Buyer purchased and acquired from Seller certain of the assets, claims and rights of Seller related to the operation of the Business, on the terms and conditions as set forth in the Purchase Agreement.

B.           Pursuant to the Purchase Agreement, Parent, on behalf of the Buyer, agreed to file a Registration Statement with the Securities and Exchange Commission to register the Vertex Common Stock issuable to the Seller at Closing within 90 days of the Closing (which date is March 5, 2015).

C.           Parent believes that it will be delayed in filing the Registration Statement as such Registration Statement (on Form S-3) cannot be filed until after Parent files its Annual Report on Form 10-K for the year ended December 31, 2014, which is not due until March 15, 2015.

D.           The undersigned parties to the Purchase Agreement desire to amend the Purchase Agreement in accordance with the terms and conditions of this Amendment to extend the required time period for the filing and effectiveness of the Registration Statement.

AGREEMENTS

In consideration of the mutual promises set forth in the Purchase Agreement and below, the undersigned agree to amend the provisions of the Purchase Agreement as follows:

1.           Confirmation of Calculation of Vertex Common Stock Due In Consideration for Inventory Acquired At Closing.  The parties agree and confirm that Seller is due an aggregate of 56,180 additional restricted shares of Vertex Common Stock in consideration for the inventory true-up described in Section 1(a) of the Second Amendment (the “Inventory True-Up Shares”).  The calculation of the Inventory True-Up Shares is as follows: the volume weighted average prices of the Company’s common stock on the NASDAQ Capital Market on the ten (10) trading days immediately prior to Closing was $3.56, and the Seller is owed an additional $200,000 in connection with the inventory true-up ($200,000 divided by $3.56 = 56,180 shares).

2.           Amendment to Purchase Agreement. Without modifying or amending the introductory paragraph of Section 3 of the Second Amendment, Section 9.18(a)(i) of the Purchase Agreement is hereby amended to read as follows (provided that there shall not be any other modifications or amendments to Section 9.18(a) other than as described below):

Third Amendment to Asset Purchase Agreement

“Within one hundred and thirty-five (135) days following the Closing, Parent shall prepare and file with the SEC one or more registration statements under the Securities Act on Form S-3 or on such other registration statement as is then available to Parent (together with the prospectus and any amendments, including post-effective amendments, or supplements thereto, and all exhibits and all material incorporated by reference therein, each a “Registration Statement” and the date such Registration Statement is filed, the “Filing Date”), in form and substance reasonably acceptable to Seller and its legal counsel, providing for the registration for resale by Seller under the Securities Act of at least the number of  shares of the Vertex Common Stock issued to Seller pursuant to this Agreement (but in no event shall such number of shares exceed the number of shares of Vertex Common Stock actually issued to Seller or Warren at Closing or under this Amendment) (the “Registered Shares”). Parent shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible and, in any event, within thirty (30) days following the Filing Date, if the SEC does not review the Registration Statement or within one hundred and five (105) days following the Filing Date, if the SEC does review the Registration Statement (as applicable, the “Effectiveness Date”). At such time as the registration statement becomes effective, Parent will keep such registration statement continuously effective and will comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or until such shares have been sold or may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without volume or other restriction pursuant to Rule 144 of the Securities Act.  Notwithstanding anything to the contrary in this Section 9.18(a), in the event that the SEC does not permit Parent to register all of the Registered Shares pursuant to this Agreement, Parent shall promptly notify Seller or Warren, as applicable, and thereafter register in the initial applicable registration statement the maximum number of shares as permitted by the SEC. In the event that the SEC does not permit Parent to register all of the Registered Shares in the initial applicable registration statement, Parent shall prepare and file subsequent registration statements to register the shares that were not registered in the initial applicable registration statement as promptly as practicable and in a manner permitted by the SEC. Seller and Warren, as applicable, shall provide Parent with such information to be included in the Registration Statement as it may reasonably request.  Parent shall make any and all filings and take any and all other actions that may be necessary, appropriate, or advisable under the applicable state securities laws in furtherance of the offer and sale of the applicable shares of the Vertex Common Stock issued hereunder.  Parent shall furnish, without charge, and on a timely basis, to each holder of the Vertex Common Stock named as a selling shareholder in the Registration Statement such number of copies of the Registration Statement (including the prospectus), each amendment and supplement thereto, and such other documents as such holder may reasonably request in order to facilitate the disposition of the shares of Vertex Common Stock included therein owned by such holder, including any opinion of counsel reasonably requested by Parent’s transfer agent to effect a resale of shares under the Registration Statement, and Parent hereby consents to the use of each prospectus and such other documents by each such holder in connection with the offering and sale of the shares of the Vertex Common Stock covered by the Registration Statement.  Parent agrees to cause the shares of Vertex Common Stock (whether included in the Registration Statement or not) to be listed on each securities exchange or market where Parent securities of the same class are listed.”

3.           Subject to Applicable Law.  Notwithstanding the above, the requirement of Parent to register, and timely register, the Vertex Common Stock shall be subject in all cases to the rules and regulations of the SEC and the SEC’s interpretation of such rules and regulations and Parent shall not be required to take any steps or attempt to register any Vertex Common Stock which Parent or its legal counsel reasonably believe are contrary to or prohibited by the rules and regulations of the SEC.

4.           No Other Changes.  All other terms, conditions, covenants, obligations and agreements in the Purchase Agreement shall remain in full force and effect and without any change due to this Third Amendment. Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect in accordance with its terms.  To the extent this Third Amendment is inconsistent with the Purchase Agreement, this Third Amendment shall govern and control.

Third Amendment to Asset Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to the Asset Purchase Agreement to be executed effective as of the day, month and year first above written.

SELLER: WARREN OHIO HOLDINGS CO., LLC, f/k/a HEARTLAND GROUP HOLDINGS, LLC By: /s/ Charles P. Downey Charles P. Downey, President	WARREN DISTRIBUTION, INC. By: /s/ Charles P. Downey Charles P. Downey, President
BUYER: VERTEX REFINING OH, LLC By: /s/ Benjamin P. Cowart Benjamin P. Cowart, President and CEO	VERTEX: VERTEX ENERGY OPERATING, LLC By: /s/ Benjamin P. Cowart Benjamin P. Cowart, President and CEO
PARENT: VERTEX ENERGY, INC. By: /s/ Benjamin P. Cowart Benjamin P. Cowart, President and CEO

[Signature Page to Third Amendment to Asset Purchase Agreement]

Third Amendment to Asset Purchase Agreement